Exhibit 99.2

Experience Investment Corp. Announces Closing of $275,000,000 Initial Public Offering

Denver, CO, September 17, 2019 — Experience Investment Corp. (the “Company”) announced today that it closed its initial public offering of 27,500,000 units, including 2,500,000 units issued pursuant to the partial exercise of the underwriters’ over-allotment option to purchase up to an additional 3,750,000 units. The offering was priced at $10.00 per unit, resulting in gross proceeds of $275,000,000.

The Company’s units are listed on The Nasdaq Capital Market (“Nasdaq”) and commenced trading under the ticker symbol “EXPCU” on September 13, 2019. Each unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant, each whole warrant enabling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants will trade and are exercisable. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “EXPC” and “EXPCW,” respectively.

The Company is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on target businesses in the travel and leisure industry, including businesses related to travel and leisure.

Deutsche Bank Securities, Citigroup and J.P. Morgan served as book-running managers for the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $275,000,000 (or $10.00 per unit sold in the public offering) was placed in trust.  An audited balance sheet of the Company as of September 17, 2019 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Deutsche Bank Securities Inc., Prospectus Group, 60 Wall Street, New York, NY 10005; telephone: (800) 503-4611; email: prospectus.CPDG@db.com; Citigroup, Attention: Broadridge Financial Solutions,1155 Long Island Avenue, Edgewood, NY 11717, or calling: 800-831-9146; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by email at prospectus-eq_fi@jpmchase.com.

A registration statement relating to these securities has been filed with, and declared effective by, the SEC on September 12, 2019.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Maureen Richardson, River Communications

914-686-5599

mrichardson@riverinc.com